Exhibit 99.1

For immediate release
Beyond Meat® Reports Fourth Quarter and Full Year 2021 Financial Results
Company Provides Full Year 2022 Revenue Outlook

EL SEGUNDO, Calif.— February 24, 2022 (GLOBE NEWSWIRE)—Beyond Meat, Inc. (NASDAQ: BYND) (“Beyond Meat” or “the Company”), a leader in plant-based meat, today reported financial results for its fourth quarter and full year ended December 31, 2021.
Fourth Quarter 2021 Financial Highlights1
•Net revenues were $100.7 million, a decrease of 1.2% year-over-year.
•Gross profit was $14.2 million, or gross margin of 14.1% of net revenues.
•Net loss was $80.4 million, or $1.27 per common share. Net loss as a percentage of net revenues was -79.8%.
•Adjusted EBITDA was a loss of $62.9 million, or -62.5% of net revenues.
Full Year 2021 Financial Highlights1
•Net revenues were $464.7 million, an increase of 14.2% year-over-year.
•Gross profit was $117.3 million, or gross margin of 25.2% of net revenues.
•Net loss was $182.1 million, or $2.88 per common share. Net loss as a percentage of net revenues was -39.2%.
•Adjusted EBITDA was a loss of $112.8 million, or -24.3% of net revenues.

Beyond Meat President and CEO Ethan Brown commented, "In 2021 we saw strong growth in our international channel net revenues, as well as sporadic yet promising signs of a resumption of growth in U.S. foodservice channel net revenues as COVID-19 variants peaked and declined. These gains, however, were dampened by what we believe to be a temporary disruption in U.S. retail growth, for our brand and the broader category. Despite the variability and challenges of the year, we did not deviate from building the foundation for our long-term growth. The investments we made in our team, infrastructure, and capabilities across the U.S., EU, and China, as well as extensive product scaling
1 This release includes references to non-GAAP financial measures. Refer to “Non-GAAP Financial Measures” later in this release for the definitions of the non-GAAP financial measures presented and a reconciliation of these measures to their closest comparable GAAP measures.

activities for key strategic partners, weighed heavily on operating expenses and gross margin during a fourth quarter and year that were already impacted by lower than expected volumes. However, we believe these investments will be instrumental in driving our long-term growth."
Brown added, "As we begin 2022, we are pleased with the progress we are making against our long-term strategy, such as the number of tests and core menu placements recently announced by our global QSR partners. Though we will continue to invest during 2022, we expect to substantially moderate the growth of our operating expenses as we leverage the building blocks we now have in place to serve our customers, consumers, and markets — bringing forward our exciting and expansive future one delicious serving at a time."

Fourth Quarter 2021
Net revenues decreased 1.2% to $100.7 million in the fourth quarter of 2021, compared to $101.9 million in the year-ago period. Increased U.S. foodservice and international channel net revenues were more than offset by reduced U.S. retail channel net revenues, which decreased 19.5% compared to the year-ago period. The decrease in U.S. retail channel net revenues primarily reflected softer demand, five fewer shipping days in the fourth quarter of 2021 compared to the year-ago period, increased trade discounts, and, to a lesser extent, loss of market share. Increases in U.S. foodservice and international channel net revenues were primarily attributable to higher demand from existing outlets, new product introductions, and expansion of distribution, partially offset by increased trade discounts. In aggregate, net revenue per pound of $5.19 during the fourth quarter of 2021 decreased approximately 7% compared to the year-ago period.
Net revenues by channel:

	(Unaudited)
	Three Months Ended December 31,		Change
(in thousands)	2021	2020	Amount	%
U.S.:
Retail	$49,978	$62,092	$(12,114)	(19.5)%
Foodservice	20,633	15,321	5,312	34.7%
U.S. net revenues	70,611	77,413	(6,802)	(8.8)%
International:
Retail	$14,349	$12,973	$1,376	10.6%
Foodservice	15,718	11,551	4,167	36.1%
International net revenues	30,067	24,524	5,543	22.6%
Net revenues	$100,678	$101,937	$(1,259)	(1.2)%

	(Unaudited)
	Year Ended December 31,		Change
(in thousands)	2021	2020	Amount	%
U.S.:
Retail	$243,360	$264,111	$(20,751)	(7.9)%
Foodservice	76,475	60,763	15,712	25.9%
U.S. net revenues	319,835	324,874	(5,039)	(1.6)%
International:
Retail	$81,483	$36,472	$45,011	123.4%
Foodservice	63,382	45,439	17,943	39.5%
International net revenues	144,865	81,911	62,954	76.9%
Net revenues	$464,700	$406,785	$57,915	14.2%

Gross profit was $14.2 million, or gross margin of 14.1% of net revenues, in the fourth quarter of 2021, compared to $25.4 million, or gross margin of 24.9% of net revenues, in the year-ago period. During the fourth quarter of 2020, gross profit included $3.7 million of expenses related to inventory write-offs and reserves attributable to COVID-19. Excluding these costs, of which there were none in the fourth quarter of 2021, Adjusted gross profit in the year-ago period was $29.1 million, or Adjusted gross margin of 28.5% of net revenues. Compared to Adjusted gross margin in the year-ago period, the decrease in gross margin in the fourth quarter of 2021 was primarily due to changes in revenue per pound due to product mix and increased trade discounts, combined with increases in per unit manufacturing costs including depreciation, logistics costs, inventory write-offs and reserves, partially offset by reduced per unit direct materials costs.
Loss from operations in the fourth quarter of 2021 was $77.7 million compared to $24.5 million in the year-ago period. The increase in loss from operations was primarily driven by the decline in gross profit, combined with higher operating expenses primarily due to increased investments in marketing activities, general and administrative expenses, primarily driven by higher professional services fees related to recently established consulting agreements, growth in overall headcount levels, increased production trial activities, and higher restructuring expenses primarily reflecting increased legal costs.
Net loss was $80.4 million in the fourth quarter of 2021 compared to $25.1 million in the year-ago period. Net loss per common share was $1.27 in the fourth quarter of 2021 compared to $0.40 in the year-ago period. During the fourth quarter of 2020, net loss included $3.7 million of expenses related to inventory write-offs and reserves attributable to COVID-19. Excluding these costs, Adjusted net loss was $21.4 million, or $0.34 per common share, in the fourth quarter of 2020. There were no similar costs in the fourth quarter of 2021.
Adjusted EBITDA was a loss of $62.9 million, or -62.5% of net revenues, in the fourth quarter of 2021 compared to an Adjusted EBITDA loss of $9.5 million, or -9.3% of net revenues, in the year-ago period.

Balance Sheet and Cash Flow Highlights
The Company’s cash and cash equivalents balance was $733.3 million and total outstanding debt was $1.1 billion as of December 31, 2021. Net cash used in operating activities was $301.4 million for the year ended December 31, 2021, compared to $40.0 million for the year-ago period. Capital expenditures totaled $136.0 million for the year ended December 31, 2021, compared to $57.7 million for the year-ago period. The increase in capital expenditures was primarily due to the Company’s continued investments in production equipment and facilities related to capacity expansion initiatives domestically and abroad.
2022 Outlook
The Company's operating environment continues to be affected by near-term uncertainty related to COVID-19 and its potential impact including on demand levels, labor availability and supply chain disruptions. Management's outlook assumes reasonable containment of COVID-19 infection rates both in the U.S. and abroad, but the Company acknowledges that its operating results could differ materially from the expectations set forth below if its assumptions related to COVID-19 and the associated effects do not materialize. Based on management's best assessment of the environment today, the Company is providing the following guidance for the full year 2022:
•Net revenues in the range of $560 million to $620 million, an increase of 21% to 33% compared to 2021.
Conference Call and Webcast
The Company will host a conference call and webcast to discuss these results with additional comments and details today at 5:00 p.m. Eastern, 2:00 p.m. Pacific. Investors interested in participating in the live call can dial 412-317-5180. The conference call webcast will be available live over the Internet through the “Investors” section of the Company’s website at www.beyondmeat.com and later archived.
About Beyond Meat
Beyond Meat, Inc. (NASDAQ: BYND) is a leading plant-based meat company offering a portfolio of revolutionary plant-based meats made from simple ingredients without GMOs, hormones, antibiotics or cholesterol. Founded in 2009, Beyond Meat products are designed to have the same taste and texture as animal-based meat while being better for people and the planet. Beyond Meat’s brand commitment, Eat What You Love®, represents a strong belief that there is a better way to feed our future and that the positive choices we all make, no matter how small, can have a great impact on our personal health and the health of our planet. By shifting from animal-based meat to plant-based protein, we can positively impact four growing global issues: human health, climate change, constraints on natural resources and animal welfare. As of December 2021, Beyond Meat had products available at approximately 130,000 retail and foodservice outlets in over 90 countries worldwide. Visit www.BeyondMeat.com and follow @BeyondMeat, #BeyondBurger and #GoBeyond on Facebook, Instagram, Twitter and TikTok.

Forward-Looking Statements
Certain statements in this release constitute “forward-looking statements" within the meaning of the federal securities laws. These statements are based on management's current opinions, expectations, beliefs, plans, objectives, assumptions and projections regarding financial performance, prospects, future events and future results, including ongoing uncertainty related to the COVID-19 pandemic, including the ultimate duration, magnitude and effects of the pandemic and, in particular, the impact to the foodservice channel, operations and supply chains, growth trends, our international expansion plans, market share, new and existing customers and expense trends, among other matters, and involve known and unknown risks that are difficult to predict. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “outlook,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which or whether, such performance or results will be achieved. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Beyond Meat believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors and, in particular, the COVID-19 pandemic, and, of course, it is impossible to anticipate all factors that could affect actual results. There are many risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, but not limited to, the effects of global outbreaks of pandemics or contagious diseases or fear of such outbreaks (such as COVID-19), including on our business, financial condition, cash flow and results of operations, including on our supply chain, the demand for our products, our product and channel mix, labor needs at the Company as well as in the supply chain at customers, the timing and level of retail purchasing, the timing and level of foodservice purchasing, our manufacturing and co-manufacturing facilities and operations, our inventory levels, our ability to expand and produce in new geographic markets or the timing of such expansion efforts, the pace and success of new product introductions, the timing of new foodservice launches, and on overall economic conditions and consumer confidence and spending levels; the impact of uncertainty in our domestic and international supply chain, including labor shortages and disruption and shipping delays and disruption; a resurgence of COVID-19 and the impact of variants of the virus that causes COVID-19 which could slow, halt or reverse the reopening process, or result in the reinstatement of social distancing measures, business closures, restrictions on operations, quarantines and travel bans; the impact of uncertainty as a result of doing business in China and Europe; government or employer mandates requiring certain behaviors from employees due to COVID-19, including COVID-19 vaccine mandates, which could result in employee attrition at the Company, suppliers and customers as well as difficulty securing future labor needs; the impact of adverse and uncertain economic and political conditions in the U.S. and international markets; the volatility of capital markets and other macroeconomic factors; our ability to effectively manage our growth in the U.S. and abroad; our ability to identify and execute cost-down initiatives intended to achieve price parity with animal protein; the success of operations conducted by joint ventures, such as The PLANeT Partnership, LLC with PepsiCo, Inc., where we share ownership and management of a company with one or more parties who may not have the same goals, strategies or priorities as we do and where we do not receive all of the financial benefit; the effects of increased competition from our market competitors and new market entrants; changes in the retail landscape, including the timing and level of trade and promotion discounts, our ability to grow market share and increase household penetration, repeat buying rates and purchase frequency, and our ability to maintain and increase sales velocity of our products; changes in the foodservice landscape, including the timing and level of marketing and other financial incentives to assist in the promotion of our products, our ability to grow market share and attract and retain new foodservice customers or retain existing foodservice customers, and our ability to introduce and sustain offering of our products on menus; the timing and success of distribution expansion and new product introductions in increasing revenues and market share; the timing and success of strategic partnership launches and limited time offerings resulting in permanent menu items; our estimates of the size of market opportunities and ability to accurately forecast market growth; our ability to effectively expand our manufacturing and production capacity, including effectively managing capacity for specific products; our ability to accurately forecast our future results of operations, including fluctuations in demand for our products and any increased competition; our ability to accurately forecast demand for our products and manage our inventory, including the impact of customer orders ahead of holidays and shelf reset activities, and supply chain and labor disruptions; our operational effectiveness and ability to fulfill orders in full and on time; variations in product selling prices and costs, and the mix of products sold; our ability to successfully enter new geographic markets, manage our international expansion and comply with any applicable laws and regulations, including risks associated with doing business in foreign countries, substantial investments in our manufacturing operations in China and The Netherlands, and our ability to comply with the U.S. Foreign Corrupt Practices Act or other anti-corruption laws; the effects of global outbreaks of pandemics or contagious diseases or fear of such outbreaks, such as COVID-19; the success of our marketing initiatives and the ability to grow brand awareness, maintain, protect and enhance our brand, attract and retain new customers and grow our market share; our ability to attract, maintain and effectively expand our relationships with key strategic foodservice partners; our ability to attract and retain our suppliers, distributors, co-manufacturers and customers; our ability to procure sufficient high-quality raw materials at competitive prices to manufacture our products; the availability of pea and other protein that meets our standards; our ability to diversify the protein sources used for our products; our ability to differentiate and continuously create innovative products, respond to competitive innovation and achieve speed-to-market; our ability to successfully execute our strategic initiatives; the volatility associated with ingredient, packaging, transportation and other input costs; the impact of inflation across the economy, including higher food, grocery, transportation and fuel costs; real or perceived quality or health issues with our products or other issues that adversely affect our brand and reputation; our ability to accurately predict consumer taste preferences, trends and demand and successfully innovate, introduce and commercialize new products and improve existing products, including in new geographic markets; significant disruption in, or breach in security of our information technology systems and resultant interruptions in service and any related impact on our reputation, including related to data privacy; the ability of our transportation providers to ship and deliver our products in a timely and cost effective manner; management and key personnel changes, the attraction and retention of qualified employees and key personnel, and our ability to maintain our company culture as we grow; risks related to use of a professional employer organization to administer human resources, payroll and employee benefits functions for certain of our international employees or use of certain third party service providers for the performance of several business operations including payroll and human capital management services; the effects of natural or man-made catastrophic or severe weather events particularly involving our or any of our co-manufacturers’ manufacturing facilities or our suppliers’ facilities; the impact of marketing campaigns aimed at generating negative publicity regarding our products, brand and the plant-based industry category; the effectiveness of our internal controls; the requirements of being a public company and effects of increased administration costs related to compliance and reporting obligations; our significant indebtedness and ability to pay such indebtedness; risks related to our debt, including limitations on our cash flow from operations and our ability to satisfy our obligations under the convertible senior notes; our ability to raise the funds necessary to repurchase the convertible senior notes for cash, under certain circumstances, or to pay any cash amounts due upon conversion; provisions in the indenture governing the convertible senior notes delaying or preventing an otherwise beneficial takeover of us; any adverse impact on our reported financial condition and results from the accounting methods for the convertible senior notes; estimates of our expenses, future revenues, capital expenditures, capital requirements and our needs for additional financing; our ability to meet our obligations under our campus headquarters lease, the timing of occupancy and completion of the build-out of our space, cost overruns, delays and the impact of COVID-19 on our space demands; our ability to meet our obligations under leases for our corporate offices, manufacturing facilities and warehouses; changes in laws and government regulation affecting our business, including Food and Drug Administration and Federal Trade Commission governmental regulation, and state, local and foreign regulation; new or pending legislation, or changes in laws, regulations or policies of governmental agencies or regulators, both in the U.S. and abroad, affecting plant-based meat, the labeling or naming of our products, or our brand name or logo; the failure of acquisitions and other investments to be efficiently integrated and produce the results we anticipate; risks inherent in investment in real estate; the financial condition of, and our relationships with our suppliers, co-manufacturers, distributors, retailers and foodservice customers, and their future decisions regarding their relationships with us; our ability and the ability of our suppliers and co-manufacturers to comply with food safety, environmental or other laws and regulations; seasonality, including increased levels of purchasing by customers ahead of holidays, customer shelf reset activity and the timing of product restocking by our retail customers; the sufficiency of our cash and cash equivalents to meet our liquidity needs and service our indebtedness and our ability to access capital markets upon favorable terms; economic conditions and the impact on consumer spending; impact of increased scrutiny from stakeholders and institutional investors on environmental, social and governance practices; outcomes of legal or administrative proceedings, or new legal or administrative proceedings filed against us; our, our suppliers’ and our co-manufacturers’ ability to protect our proprietary technology and intellectual property adequately; the impact of tariffs and trade wars; the impact of changes in tax laws; foreign exchange rate fluctuations; and the risks discussed under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended October 2, 2021 filed with the SEC on November 12, 2021, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 to be filed with the SEC, as well as other factors described from time to time in the Company's filings with the SEC. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Such forward-looking statements are made only as of the date of this release. Beyond Meat undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events, changes in assumptions or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.
Non-GAAP Financial Measures
The Company refers to certain financial measures that are not recognized under U.S. generally accepted accounting principles (GAAP) in this press release, including: Adjusted gross profit, Adjusted gross margin, Adjusted net loss, Adjusted net loss per diluted common share, Adjusted EBITDA and Adjusted EBITDA as a % of net revenues. See “Non-GAAP Financial Measures” below for additional information and reconciliations of such non-GAAP financial measures.
Availability of Information on Beyond Meat’s Website and Social Media Channels
Investors and others should note that Beyond Meat routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Beyond Meat Investor Relations website. We also intend to use certain social media channels as a means of disclosing information about us and our products to consumers, our customers, investors and the public (e.g., @BeyondMeat, #BeyondBurger and #GoBeyond on Facebook, Instagram and Twitter, and @BeyondMeatOfficial on TikTok). The information posted on social media channels is not incorporated by reference in this press release or in any other report or document we file with the SEC. While not all of the information that the Company posts to the Beyond Meat Investor Relations website or to social media accounts is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Beyond Meat to review the information that it shares at the “Investors” link located at the bottom of the Company’s webpage at https://investors.beyondmeat.com/investor-relations and to sign up for and regularly follow the Company’s social media accounts. Users may automatically receive email alerts and other information about the Company when enrolling an email address by visiting "Request Email Alerts" in the "Investors" section of Beyond Meat’s website at https://investors.beyondmeat.com/investor-relations.
Contacts
Media:
Shira Zackai
shira.zackai@beyondmeat.com

Investors:
Fitzhugh Taylor and Raphael Gross
beyondmeat@icrinc.com

BEYOND MEAT, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net revenues	$100,678	$101,937	$464,700	$406,785
Cost of goods sold	86,433	76,532	347,419	284,510
Gross profit	14,245	25,405	117,281	122,275
Research and development expenses	22,336	11,047	66,946	31,535
Selling, general and administrative expenses	65,872	38,488	209,474	133,655
Restructuring expenses	3,726	402	15,794	6,430
Total operating expenses	91,934	49,937	292,214	171,620
Loss from operations	(77,689)	(24,532)	(174,933)	(49,345)
Other (expense) income, net:
Interest expense	(992)	(613)	(3,648)	(2,576)
Other, net	144	70	(487)	(759)
Total other expense, net	(848)	(543)	(4,135)	(3,335)
Loss before taxes	(78,537)	(25,075)	(179,068)	(52,680)
Income tax expense	33	2	60	72
Equity in losses of unconsolidated joint venture	1,801	—	2,977	—
Net loss	$(80,371)	$(25,077)	$(182,105)	$(52,752)
Net loss per share available to common stockholders—basic and diluted	$(1.27)	$(0.40)	$(2.88)	$(0.85)
Weighted average common shares outstanding—basic and diluted	63,357,486	62,723,875	63,172,368	62,290,445

BEYOND MEAT, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$733,294	$159,127
Accounts receivable, net	43,806	35,975
Inventory	241,870	121,717
Prepaid expenses and other current assets	33,078	15,407
Total current assets	1,052,048	332,226
Property, plant, and equipment, net	226,489	115,299
Operating lease right-of-use assets	26,815	14,570
Prepaid lease costs, non-current	59,188	—
Other non-current assets, net	6,836	5,911
Investment in unconsolidated joint venture	8,023	—
Total assets	$1,379,399	$468,006
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$69,040	$53,071
Wages payable	155	2,843
Accrued bonus	128	57
Current portion of operating lease liabilities	4,458	3,095
Accrued expenses and other current liabilities	20,226	4,830
Short-term borrowings under revolving credit facility	—	25,000
Short-term finance lease liabilities	182	71
Total current liabilities	$94,189	$88,967
Long-term liabilities:
Convertible senior notes, net	$1,129,674	$—
Operating lease liabilities, net of current portion	22,599	11,793
Finance lease obligations and other long term liabilities	442	149
Total long-term liabilities	$1,152,715	$11,942
Commitments and Contingencies
Stockholders’ equity:
Preferred stock, par value $0.0001 per share—500,000 shares authorized, none issued and outstanding	$—	$—
Common stock, par value $0.0001 per share—500,000,000 shares authorized at December 31, 2021 and 2020; 63,400,899 and 62,820,351 shares issued and outstanding at December 31, 2021 and 2020, respectively	6	6
Additional paid-in capital	510,014	560,210
Accumulated deficit	(376,972)	(194,867)
Accumulated other comprehensive (loss) income	(553)	1,748
Total stockholders’ equity	$132,495	$367,097
Total liabilities and stockholders’ equity	$1,379,399	$468,006

BEYOND MEAT, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Year Ended December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(182,105)	$(52,752)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	21,663	13,299
Non-cash lease expense	3,418	2,341
Share-based compensation expense	27,698	27,279
Loss on sale of fixed assets	199	222
Amortization of debt issuance costs	3,322	256
Loss on extinguishment of debt	1,037	1,538
Equity in losses of unconsolidated joint venture	2,977	—
Net change in operating assets and liabilities:
Accounts receivable	(8,463)	4,516
Inventories	(122,666)	(38,863)
Prepaid expenses and other assets	(21,414)	(9,699)
Accounts payable	21,665	16,027
Accrued expenses and other current liabilities	13,961	(1,965)
Prepaid lease costs, non-current	(59,188)	—
Operating lease liabilities	(3,474)	(2,194)
Net cash used in operating activities	$(301,370)	$(39,995)

Cash flows from investing activities:
Purchases of property, plant and equipment	$(135,961)	$(57,696)
Asset acquisition	—	(15,482)
Purchases of property, plant and equipment held for sale	—	(2,288)
Proceeds from note receivable on assets previously held for sale	—	599
Payments for investment in joint venture	(11,000)	—
Payment of security deposits	(518)	(33)
Net cash used in investing activities	$(147,479)	$(74,900)

Cash flows from financing activities:
Proceeds from revolving credit facility	$—	$50,000
Proceeds from issuance of convertible senior notes	1,150,000	—
Purchase of capped calls related to convertible senior notes	(83,950)	—
Debt issuance costs	(23,605)	(1,224)
Debt extinguishment costs	—	(1,200)
Repayment of revolving credit facility	(25,000)	(25,000)
Repayment of revolving credit line	—	(6,000)
Repayment of term loan	—	(20,000)
Repayment of equipment loan	—	(5,000)
(continued on the next page)

BEYOND MEAT, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Year Ended December 31,
	2021	2020
Principal payments under finance lease obligations	(177)	(70)
Proceeds from exercise of stock options	8,135	9,007
Payments of minimum withholding taxes on net share settlement of equity awards	(3,081)	(2,275)
Net cash provided by (used in) financing activities	$1,022,322	$(1,762)
Net increase (decrease) in cash and cash equivalents	$573,473	$(116,657)
Cash and cash equivalents at the beginning of the period	159,127	275,988
Effect of exchange rate changes on cash	694	(204)
Cash and cash equivalents at the end of the period	$733,294	$159,127

Supplemental disclosures of cash flow information:
Cash paid (received) during the period for:
Interest	$348	$2,564
Taxes	$(10)	$18
Non-cash investing and financing activities:
Non-cash additions to property, plant and equipment	$5,239	$10,719
Operating lease right-of-use assets obtained in exchange for lease liabilities	$16,701	$4,706
Non-cash additions to financing leases	$580	$—
Note receivable from sale of assets held for sale	$—	$4,558
Reclassification of other current liability to additional paid-in capital in connection with the share-settled obligation	$2,535	$—

Non-GAAP Financial Measures

Beyond Meat uses the non-GAAP financial measures set forth below in assessing its operating performance and in its financial communications. Management believes these non-GAAP financial measures provide useful additional information to investors about current trends in the Company's operations and are useful for period-over-period comparisons of operations. In addition, management uses these non-GAAP financial measures to assess operating performance and for business planning purposes. Management also believes these measures are widely used by investors, securities analysts, rating agencies and other parties in evaluating companies in our industry as a measure of our operational performance. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies.
Adjusted gross profit and Adjusted gross margin
Adjusted gross profit is defined as net revenues less cost of goods sold adjusted to exclude, when applicable, costs attributable to COVID-19 activities which are not considered to be part of the Company’s normal business activities. Adjusted gross margin is defined as Adjusted gross profit divided by net revenues.
Adjusted gross profit and Adjusted gross margin are presented to provide additional perspective on underlying trends in the Company’s gross profit and gross margin, which we believe is useful supplemental information for investors to be able to gauge and compare the Company’s current business performance from one period to another.
Adjusted net loss and Adjusted net loss per diluted common share
Adjusted net loss is defined as net loss adjusted to exclude, when applicable, costs attributable to COVID-19, as well as other special items, which are those items deemed not to be reflective of the Company’s ongoing normal business activities.
Adjusted net loss per diluted common share is defined as Adjusted net loss divided by the number of diluted common shares outstanding.
We consider Adjusted net loss and Adjusted net loss per diluted common share to be useful indicators of operating performance because excluding special items allows for period-over-period comparisons of our ongoing operations. Adjusted net loss per diluted common share is a performance measure and should not be used as a measure of liquidity.

Adjusted EBITDA and Adjusted EBITDA as a % of net revenues
Adjusted EBITDA is defined as net loss adjusted to exclude, when applicable, income tax (benefit) expense, interest expense, depreciation and amortization expense, restructuring expenses, share-based compensation expense, expenses attributable to COVID-19, and Other, net, including interest income, loss on extinguishment of debt and foreign currency transaction gains and losses. Adjusted EBITDA as a % of net revenues is defined as Adjusted EBITDA divided by net revenues.
Limitations related to the use of non-GAAP financial measures
There are a number of limitations related to the use of Adjusted gross profit, Adjusted gross margin, Adjusted net loss, Adjusted net loss per diluted common share, Adjusted EBITDA and Adjusted EBITDA as a % of net revenues rather than their most directly comparable GAAP measures. Some of these limitations are:
•Adjusted gross profit and Adjusted gross margin exclude costs associated with activities deemed to be non-recurring or not part of the Company’s normal business activities, which are subjective determinations made by management and may not actualize as expected;
•Adjusted net loss and Adjusted net loss per diluted common share exclude costs associated with activities deemed to be non-recurring or not part of the Company’s normal business activities, which are subjective determinations made by management and may not actualize as expected;
•Adjusted EBITDA excludes depreciation and amortization expense and, although these are non-cash expenses, the assets being depreciated may have to be replaced in the future increasing our cash requirements;
•Adjusted EBITDA does not reflect interest expense, or the cash required to service our debt, which reduces cash available to us;
•Adjusted EBITDA does not reflect income tax payments that reduce cash available to us;
•Adjusted EBITDA does not reflect restructuring expenses that reduce cash available to us;
•Adjusted EBITDA does not reflect expenses attributable to COVID-19 that reduce cash available to us;
•Adjusted EBITDA does not reflect share-based compensation expense and therefore does not include all of our compensation costs;

•Adjusted EBITDA does not reflect Other, net, including interest income, loss on extinguishment of debt and foreign currency transaction gains and losses, that may increase or decrease cash available to us; and
•other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

The following tables present the reconciliation of Adjusted gross profit and Adjusted gross margin to their most comparable GAAP measures, gross profit and gross margin, respectively, as reported (unaudited):

	Three Months Ended		Year Ended
(in thousands)	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Gross profit, as reported	$14,245	$25,405	$117,281	$122,275
Repacking costs attributable to COVID-19	—	—	—	6,572
Inventory write-offs and reserves attributable to COVID-19	—	3,719	—	4,823
Adjusted gross profit	$14,245	$29,124	$117,281	$133,670

	Three Months Ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Gross margin, as reported	14.1%	24.9%	25.2%	30.1%
Repacking costs attributable to COVID-19, as a percentage of net revenues	—%	—%	—%	1.6%
Inventory write-offs and reserves attributable to COVID-19, as a percentage of net revenues	—%	3.6%	—%	1.2%
Adjusted gross margin	14.1%	28.5%	25.2%	32.9%

The following tables present the reconciliation of Adjusted net loss and Adjusted net loss per diluted common share to their most comparable GAAP measures, net loss and net loss per share available to common stockholders—basic and diluted, respectively, as reported (unaudited):

	Three Months Ended		Year Ended
(in thousands)	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net loss, as reported	$(80,371)	$(25,077)	$(182,105)	$(52,752)
Repacking costs attributable to COVID-19	—	—	—	6,572
Inventory write-offs and reserves attributable to COVID-19	—	3,719	—	4,823
Product donations attributable to COVID-19 relief efforts	—	—	—	2,742
Loss on extinguishment of debt	—	—	1,037	1,538
Adjusted net loss	$(80,371)	$(21,358)	$(181,068)	$(37,077)

	Three Months Ended		Year Ended
(in thousands, except share and per share amounts)	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Numerator:
Net loss, as reported	$(80,371)	$(25,077)	$(182,105)	$(52,752)
Aggregate non-GAAP adjustments as listed above	—	3,719	1,037	15,675
Adjusted net loss used in computing Adjusted net loss per diluted common share	$(80,371)	$(21,358)	$(181,068)	$(37,077)

Denominator:
Weighted average shares used in computing Adjusted net loss per diluted common share	63,357,486	62,723,875	63,172,368	62,290,445
Adjusted net loss per diluted common share	$(1.27)	$(0.34)	$(2.87)	$(0.60)

	Three Months Ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net loss per share available to common stockholders—basic and diluted, as reported	$(1.27)	$(0.40)	$(2.88)	$(0.85)
Repacking costs attributable to COVID-19	—	—	—	0.11
Inventory write-offs and reserves attributable to COVID-19	—	0.06	—	0.08
Product donations attributable to COVID-19 relief efforts	—	—	—	0.04
Loss on extinguishment of debt	—	—	0.01	0.02
Adjusted net loss per diluted common share	$(1.27)	$(0.34)	$(2.87)	$(0.60)

The following table presents the reconciliation of Adjusted EBITDA to its most comparable GAAP measure, net loss, as reported (unaudited):

	Three Months Ended		Year Ended
(in thousands)	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net loss, as reported	$(80,371)	$(25,077)	$(182,105)	$(52,752)
Income tax expense	33	2	60	72
Interest expense	992	613	3,648	2,576
Depreciation and amortization expense	6,753	4,023	21,663	13,299
Restructuring expenses(1)	3,726	402	15,794	6,430
Share-based compensation expense	6,074	6,902	27,698	27,279
Expenses attributable to COVID-19(2)	—	3,719	—	14,137
Other, net(3)	(144)	(70)	487	759
Adjusted EBITDA	$(62,937)	$(9,486)	$(112,755)	$11,800
Net loss as a % of net revenues	(79.8)%	(24.6)%	(39.2)%	(13.0)%
Adjusted EBITDA as a % of net revenues	(62.5)%	(9.3)%	(24.3)%	2.9%
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(1)	Primarily comprised of legal and other expenses associated with the dispute with a co-manufacturer with whom an exclusive supply agreement was terminated in May 2017.
(2)
Comprised of $3.7 million in costs attributable to COVID-19, stemming from inventory write-offs and reserves associated with foodservice products determined to be unsalable in the three months ended December 31, 2020, and $14.1 million in costs attributable to COVID-19 consisting of $6.6 million in product repacking costs, $4.8 million in inventory write-offs and reserves associated with foodservice products determined to be unsalable, and $2.7 million in product donation costs related to our COVID-19 relief efforts in the twelve months ended December 31, 2020.

(3)
Includes $1.0 million in loss on extinguishment of debt associated with termination of the Company’s credit facility in the year ended December 31, 2021 and $1.5 million in loss on extinguishment of debt associated with the Company’s refinanced credit arrangements in the year ended December 31, 2020.